SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between TTR TECHNOLOGIES, INC. (formerly known as TTR INC.), a Delaware corporation, with headquarters located at 1841 Broadway, New York, NY 10023 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 10% Convertible Debentures of the Company (the "Convertible Debentures") which which will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a. Purchase.

         (i) The undersigned hereby agrees to purchase from the Company Convertible Debentures in the principal amount set forth on the signature page of this Agreement (the "Debentures," which term includes the Initial Debentures and the Additional Debentures defined below), out of a total offering of $2,000,000 of such Convertible Debentures, and having the terms and conditions and being in the form attached hereto as Annex I.

         (ii) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Buyer will purchase (x) fifty percent (50%) of the Debentures (the

"Initial Debentures") on the Initial Closing Date (as defined below) and (y) the balance of the Debentures (the "Additional Debentures") on the Additional Closing Date (as defined below).

         (iii) The purchase price to be paid by the Purchaser shall be equal to the face amount of the Initial Debentures or the Additional Debentures, as the case may be, and shall be payable in United States Dollars.

         b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

         (i) "Securities" means the Debentures, the Warrants and the Common Stock issuable upon conversion of the Debentures or the exercise of the Warrants.

         (ii) "Purchase Price" means the purchase price for the Initial Debentures or the Additional Debentures, as the case may be.

         (iii) "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Debentures, as provided herein.

         (iv) "Additional Closing Date" means the date of the closing of the purchase and sale of the relevant Additional Debentures, as provided herein.

         (v) "Closing Date" means the Initial Closing Date or the Additional Closing Date, as the case may be.

         (vi) "Buyer's Allocable Share" means the fraction of which the numerator is the Buyer's Debentures and the denominator is $2,000,000.

         (vii) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

         (viii) "Market Price of the Common Stock" means (x) the average closing price of the Common Stock for any three (3) trading days selected by the Buyer from the thirty (30) trading days ending on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on any date selected by the Buyer from the thirty (30) trading days ending on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported in The Wall Street Journal.

         (ix) "Initial Market Price" means the Market Price of the Common Stock as of the Initial Closing Date.

         (x) "Current Market Price" means the Market Price of the Common Stock as of the relevant Conversion Date (as defined below).

         (xi) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Debentures.

         (xii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         (xiii) "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

         (xiv) "Strategic Partner" means a third party unaffiliated with the Company as of the date hereof which party (i) is engaged in a business which is the business in which the Company is engaged or a similar or related business, and (ii) subsequently purchases equity securities of the Company (or securities convertible into equity securities of the Company), where such purchase is accompanied or followed by any one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operations by the Company and such third party. By way of illustration and not in limitation of the foregoing, if a third party entity engaged in software protection (exclusively or as one of multiple fields of endeavor) purchases an equity interest in the Company where the Company and such third party intend that such investment is to be accompanied by any one or more of a licensing agreement by one or the other of the other party's technology or by a cross-licensing agreement, by an OEM agreement, by a joint development agreement or by other coordination of design, production or marketing activities, such third party would be a Strategic Partner.

         c. Form of Payment; Delivery of Certificates.

         (i) The Buyer shall pay the Purchase Price for the relevant Debentures by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

         (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver the relevant Debentures duly executed on behalf of the Company and issued in the name of the Buyer (the "Certificates") to the Escrow Agent.

         (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         d. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                           Bank of New York
                           350 Fifth Avenue
                           New York, New York 10001

                           ABA# 021000018
                           For credit to the account of Krieger & Prager, Esqs.
                           Account No.:    [To be provided by Krieger & Prager]
                           Re:      TTR Technologies Transaction

Not later than 5:00 p.m., New York time, on the date which is seven (7) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Initial Debentures in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

         e. Escrow Property. The Purchase Price and the Certificates delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof are referred to as the "Escrow Property."

         2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Debentures and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

         b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
(iv) able to afford the entire loss of its investment in the Securities.

         c. All subsequent offers and sales of the Debentures and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

         d. The Buyer understands that the Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debentures.

         e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1998, respectively (the "Company's SEC Documents").

         f. The Buyer understands that its investment in the Securities involves a high degree of risk.

         g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

         h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         i. The Buyer represents that, for the five (5) trading days prior to the date hereof, the Buyer has not engaged in any puts, calls, futures contracts, short sales and hedging and arbitrage transactions with respect to the Common Stock.

         3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the relevant Section or paragraph reference in Annex V hereto (corresponding to the Section or paragraph references below):

         a. Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares.

         b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole.. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/Bulletin Board Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

         c. Authorized Shares. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, $.001 par value per share, of which approximately 5,094,971 shares had been issued as of the date hereof and
(ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, none of which have been issued as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

         e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

         f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since March 1, 1998 timely filed all requisite forms, reports and exhibits thereto with the SEC.

         h. Absence of Certain Changes. Since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31, 1997, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

         i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company or results of operations of the Company and its subsidiaries, taken as a whole , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

         j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

         k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations or the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         l. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as at April 27, 1999 are set forth in Annex V.

         m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since December 31, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, financial condition, or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

         n. No  Default.  The  Company is not in default in the  performance  or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

         o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since March 1, 1998, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

         p. Dilution. The number of Shares issuable upon conversion of the Debentures and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. Transfer Restrictions. The Buyer acknowledges that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said

Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         b. Restrictive Legend. The Buyer acknowledges and agrees that the Debentures and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

         d. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

         e. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The NASDAQ/Bulletin Board Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/Bulletin Board Market.

         f. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Debentures) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party.


         g. Certain Agreements. (i) Except to the extent specifically provided below, but in each such event subject to compliance with all of the other provisions of this Agreement, the Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is earlier than one hundred eighty (180) days after the Effective Date.

         (ii) The provisions of subparagraph (g)(i) will not apply to (x) the issuance of securities (other than for cash) in connection with an acquisition, merger, consolidation, or a sale or disposition of assets, or (y) the exchange of the capital stock for assets, stock or other joint venture interests; provided, however, that any action contemplated under this subparagraph (g)(ii) is subject to the condition that registration rights, if any, in connection with such action shall not require the filing of a Registration Statement in respect of such stock prior to one hundred eighty (180) days after the Effective Date.

         (iii) The provisions of subparagraph (g)(i) will also not apply to (x) the issuance of securities to a Strategic Partner (except that the provisions of subparagraph g(iv) shall apply with respect to the issuance of such securities to the Strategic Partner) and (y) the issuance of securities to employees of the Company under the Company's ESOP in existence on the date hereof.

         (iv) Within ten (10) business days after the Initial Closing Date, the Company shall obtain the agreement (each, a "Principal's Agreement") of each of its Principals (as defined below) that, without the prior written consent of the Buyer in each instance, such Principal will not sell or otherwise transfer or offer to sell or otherwise transfer (except in a private transaction in which the transferee agrees in writing for the benefit of Buyer and enforceable by Buyer, a copy of which written agreement is provided to Buyer, to be bound by the provisions of the Principal's Agreement as if such transferee were a Principal) any shares of Common Stock directly or indirectly held by such Principal prior to one hundred eighty (180) days after the Effective Date. Each such Principal's Agreement shall (w) specify that it is entered into as an inducement to the Buyer's execution, delivery and performance of this Agreement,
(x) name the Buyer as a third party beneficiary thereof, (y) acknowledge that the Company's transfer agent will be provided with instructions that transfers by a Principal require the consent of the Company and the Buyer, and (z) contemplate that, in addition to any other damages or remedies that may be appropriate, the Principal's Agreement shall be enforceable by injunction sought by the Company and the Buyer or any one or more of them. A "Principal" is a person who meets any one or more of the following criteria: (A) a person who is a director or principal officer of the Company (each, a "Company Principal") and who, directly or indirectly, holds any shares of Common Stock of the Company; (B) a spouse of a Company Principal (a "Principal's Spouse") who, directly or indirectly, holds any shares of Common Stock of the Company, (C) a parent, sibling or child of a Company Principal who resides in the household of a Company Principal or of a Principal's Spouse (each, a "Principal's Relative") and who, directly or indirectly, holds any shares of Common Stock, (D) any other person or entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any Company Principal, Principal's Spouse, or Principal's Relative, or (E) a Strategic Partner and any person or entity controlled by or in control of such Strategic Partner. If the Company enters into an agreement with a Strategic Partner after the date hereof, the Company shall obtain the Principal's Agreement from the parties contemplated by clause (E) of the immediately preceding sentence simultaneously with the closing of such agreement. Anything in the preceding provisions of this subparagraph
(iv) to the contrary notwithstanding, Buyer agrees that each of M. D. Tokayer, Robert Friedman and Baruch Sollish may exclude 25,000 shares of the Company's Common Stock currently held by him from his Principal's Agreement.

         (v) In the event the Company breaches the provisions of this Section 4(g), the Conversion Rate (as defined in the Debentures) shall be amended to be equal to (x) 90% of (y) the amount determined in accordance with the provisions of the Debenture without regard to this provision, and the Purchaser may require the Company to immediately redeem all outstanding Debentures in accordance with
Section 4(j)(y) hereof.

         h. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debentures and
(ii) upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants.

         i. Warrants. The Company agrees to issue to the Buyer on or within one business day of each Delivery Date transferable, divisible warrants (the "Warrants") for the purchase of one share of Common Stock for each two shares of Common Stock issuable in connection with the corresponding conversion of the Debentures. The Warrants attributable to each such conversion shall bear an exercise price equal to the lesser of (x) one hundred twenty percent (120%) of the relevant Conversion Rate or (y) one hundred twenty-five percent (125%) of the Base Price (as defined in the Debentures). The Warrants will expire on the last day of the calendar month in which the third anniversary of the Closing Date occurs. The Warrants shall be in the form annexed hereto as Annex VI, together with (x) registration rights as provided in the Registration Rights Agreement and (y) piggy-back registration rights after the effectiveness of the Registration Statement expires, as contemplated by the Registration Rights Agreement.

         j. Limitation on Issuance of Shares. The Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i)(d)(2) (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, the Debentures shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Debentures without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a Debenture which can not be converted as result of the Cap Regulations (each such Debenture, an "Unconverted Debenture") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

          (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

          (y) require the Company to redeem each Unconverted Debenture for an amount (the "Redemption Amount"), payable in cash, equal to:

                   V               x                 M
                ------
                  CP

         where:

          "V" means the principal of an Unconverted Debenture plus any accrued but unpaid interest thereon;

          "CP" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the holder of the Unconverted Debentures electing this remedy; and

          "M" means the highest closing price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

A holder of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. The Debentures shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Debentures.

         k. Hedging Transactions. (i) The Company understands that the Buyer may be a so-called "hedge" fund, and the Company hereby expressly agrees that, except as provided in subparagraph (ii) of this paragraph (k), the Buyer shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, but not necessarily limited to, puts, calls, futures contracts, short sales and hedging and arbitrage transactions. The Buyer acknowledges that such purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

         (ii) The Buyer agrees that, prior to the Effective Date, the Buyer will not engage in any puts, calls, futures contracts, short sales and hedging and arbitrage transactions with respect to the Common Stock.

         l. Right of First Refusal. (i) The Company covenants and agrees that if during the period from the date hereof through and including the date which is two hundred seventy (270) days after the Effective Date, the Company offers to enter into any transaction other than with a Strategic Partner (a "New Transaction") for the sale of New Common Stock, the Company shall notify the Buyer in writing of all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

         (ii) If, and only if, the Buyer does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date.

         (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (l) shall apply with respect to such changed terms.

         (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this paragraph (l) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal. Nothing in this paragraph (l) shall be deemed to permit a transaction not otherwise permitted by subparagraph (g)(i), as modified by the provisions of subparagraph (g)(ii).

         (v) In the event the New Transaction is consummated with such other third party at any time prior to the expiration of ninety (90) days after the Effective Date on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Debentures for determining the Conversion Rate or a lower Base Price (howsoever defined or computed) and/or (y) the issuance of warrants at an exercise price lower than that provided in the Warrants, the terms of any unissued or unconverted Debentures or any unissued or unexercised Warrants shall be modified to reduce the relevant Conversion Rate, Base Price or Warrant exercise price to be equal to that provided in the New Transaction as so consummated.

         m. Certain Transfers Require Consent of Company. Anything in the other provisions of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, in no event shall any one or more of the Buyers individually or collectively transfer any of the Debentures, Shares, Warrants or Warrant Shares to any party except (i) in an ordinary bona fide arm's-length over-the-counter or other established market transaction, (ii) provided the transferee in such transaction agrees in writing in favor of the Company and enforceable by the Company, a copy of which writing shall be provided to the Company, to be bound by the provisions of this paragraph, to a relative or affiliate of the Buyer or (iii) with the prior written consent of the Company, which consent the Company agrees not to unreasonably withhold or delay. The provisions of this paragraph shall not be read in any way to limit any other rights the Buyer may have under the Transaction Agreements , including but not limited to the right to convert the Debentures as contemplated therein and in this Agreement.

         5. TRANSFER AGENT INSTRUCTIONS.

         a. Promptly following the delivery by the Buyer of the Purchase Price for the Initial Debentures in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. The Company warrants that no instruction inconsistent with the instructions referred to in this Section 5 and the stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent with respect to the Shares and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this  Agreement is not
required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

         b. (i) The Company will permit the Buyer to exercise its right to convert the Debentures by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5) business days thereafter, the original Debentures being converted to the Company by express courier, with a copy to the transfer agent.

         (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

         (iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Debentures (together, unless otherwise instructed by the Buyer, with Debentures not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 11 hereof or a different address) via recognized express or overnight courier, by electronic transfer or otherwise, within three (3) business days if the address for delivery is in the United States and within eight (8) business days if the address for delivery is outside the United States (such third business day or eighth business day, as the case may be, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Debentures being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Debenture, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debentures, was due.

         c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                            Late Payment For Each $10,000
                                        of Debenture Principal or Interest
    No. Business Days Late                     Amount Being Converted
    ----------------------                     ----------------------
             1                                           $100
             2                                           $200
             3                                           $300
             4                                           $400
             5                                           $500
             6                                           $600
             7                                           $700
             8                                           $800
             9                                           $900
             10                                          $1,000
             >10                                         $1,000 +$200 for each
                                                           Business Day Late
                                                           beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

         d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the holder of the Debentures being converted (a "Converting
Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

         e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

         f. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives designated by the Buyer in writing to the Company upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

         6. CLOSING DATES.

         a. The Initial Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

         b. (i) The Additional Closing Date shall be earlier of the date specified in the Filing Additional Closing Date Notice or the date contemplated by the Effectiveness Additional Closing Date Notice (as those terms are defined below; each an "Additional Closing Date Notice"). Each Additional Closing Date Notice shall be a written notice given by the Company to the Buyer and to the Escrow Agent by fax transmission or hand delivery. Additional provisions regarding the giving of any Additional Closing Date Notice are provided in the following provisions of this Section 6(b).

         (ii) The term "Filing Additional Closing Date Notice" means a notice given within thirty (30) days after the date (the "Statement Filing Date") on which the Registration Statement has been filed by the Company with the SEC (on the SEC's EDGAR system) in which the Company specifies as the Additional Closing Date a business day which is at least forty-five (45) days after the Statement Filing Date.

         (iii) Subject to the other provisions of this Section 6(b), the term "Effectiveness Additional Closing Date Notice" means a notice given no later than one (1) business day after the Company submits the Effectiveness Request (as defined below; a copy of the Effectiveness Request shall be attached to the Effectiveness Additional Closing Date Notice) in which the Company specifies the the number of business days after the actual Effective Date, which number shall be at least two (2) and not more than five (5), on which the Additional Closing Date is to occur. If an Effectiveness Closing Date Notice is given, the Company shall also notify the Buyer and the Escrow Agent both (x) by fax transmission or hand delivery and (y) by telephone communication of the actual Effective Date declared by the SEC no later than noon on the business day after such Effective Date.

         (iv) The term "Effectiveness Request" means the Company's written request to the SEC that the SEC declare the Registration Statement effective on a specified date which is more than (5) business days prior to the Additional Closing Date specified in the Filing Additional Closing Date Notice; provided, however, that the Effectiveness Request shall be given only after the SEC has advised the Company informally, in writing or otherwise that it will respond favorably to such request.

         (v) The closing for the Additional Debentures shall be conducted upon the same terms and conditions as those applicable to the Initial Debentures.

         (vi) The Buyer agrees that, anything in Section 10 hereof to the contrary notwithstanding, an Additional Closing Date Notice and any other communication contemplated to be given to the Buyer under this Section 6(b) shall be deemed properly given to the Buyer if such notice is given in the manner contemplated by this Section 6(b) to Wall and Broad Equities, 4424 16th Avenue, Brooklyn, NY 11204, Attn: Isaac Weinhouse, telephone no. (718) 972-6800, fax no. (718) 972-6803 on behalf of Buyer.

         c. Each closing of the purchase and issuance of Debentures shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

         d. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

         7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Buyer understands that the Company's obligation to sell the relevant Debentures to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

         a. The execution and delivery of this Agreement by the Buyer;

         b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the relevant Debentures in accordance with this Agreement;

         c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

         d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Debentures on the relevant Closing Date is conditioned upon:

         a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

         b. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

         c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

         d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

         e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

         f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

         g. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/Bulletin Board Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/Bulletin Board Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debentures; and

         h. With respect to the Additional Closing Date,

         (i) an appropriate Additional Closing Date Notice shall have been duly given;

         (ii) if the Additional Closing Date is the date contemplated by the Effectiveness Additional Closing Date Notice, the Registration Statement shall have been declared effective by the SEC to cover all Registrable Securities for all the Debentures (and all the related Warrants), as contemplated by the Registration Rights Agreement, prior to such Additional Closing Date;

         (iii) the  representations  and warranties of the Company  contained in
Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the relevant Additional Debentures shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the Additional Closing Date (and the Company's issuance of the relevant Additional Debentures shall constitute the Company's making such representation and warranty as of such date), (iv) the Company shall have timely issued all shares issuable upon conversion of the Debentures prior to the date of such Additional Closing Date;

         (iv) the Company shall have available and shall reserve for issuance to Buyer at least one hundred and fifty percent (150%) of the number of Shares which would be issued on conversion of all unconverted Initial Debentures and all Additional Debentures and exercise of all unexercised Warrants and all Warrants which would be issued in connection with the conversion of any unconverted Debentures (including all Additional Debentures), assuming for such purposes that the Current Market Price for each subsequent conversion were fifty percent (50%) of the Market Price of the Common Stock on the day before the Additional Closing Date and the Conversion Rate and exercise price of any unissued Warrants were calculated accordingly; and

          (v) either the aggregate of the Common Stock issuable

          (x) upon conversion of the Additional Debentures as a group or together with the Common Stock issuable upon conversion of the then previously issued Debentures, and

          (y) upon exercise of the Warrants which might be issued as a result of the conversion of the Additional Debentures, as a group or together with the Warrants which have been or which might be issued as a result of the conversion of the Initial Debentures

(in each case assuming for such computation a Conversion Rate computed based on a Market Price of the Common Stock equal to 50% of the Market Price of the Common Stock on the Additional Closing Date and a Warrant exercise price calculated accordingly) will not result in the issuance of shares in excess of the Cap Regulations or the Company shall have obtained the consent of its shareholders, as contemplated by the Cap Regulations, to such issuance.

         9. GOVERNING LAW: MISCELLANEOUS.

         a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of

Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

         b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

         g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

         j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                   TTR TECHNOLOGIES, INC.
                           1841 Broadway
                           New York, NY 10023
                           Attn: Robert Friedman
                           Telephone No.: (212) 333-3355
                           Telecopier No.: (212) 333-7891

                           with a copy to:

                           TTR Technologies Ltd.
                           2 Hanagar Street
                           Kfar Sava 44425 Israel
                           Attn: M. D. Tokayer
                           Telephone No.: (011 972  9) 766-2393
                           Telecopier No.: (011 972  9) 766-2394
                           and with a copy to:

                           Aboudi & Brounstein
                           136 Rothschild Blvd.
                           Tel Aviv 65272 Israel
                           Attn: David Aboudi, Esq.
                           Telephone No.: (011 972  3) 685-1126
                           Telecopier No.: (011 972  3) 685-1138

BUYER: At the address set forth on the signature page of this Agreement.

                           with a copy to:

                           Krieger & Prager, Esqs.
                           319 Fifth Avenue
                           Attn: Samuel Krieger, Esq.
                           New York, New York 10016
                           Telephone No.: (212) 689-3322
                           Telecopier No.  (212) 213-2077

ESCROW AGENT:              Krieger & Prager, Esqs.
                           319 Fifth Avenue
                           Attn: Samuel Krieger, Esq.
                           New York, New York 10016
                           Telephone No.: (212) 689-3322
                           Telecopier No.  (212) 213-2077

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

AMOUNT AND PURCHASE PRICE OF DEBENTURES:             $


                             SIGNATURES FOR ENTITIES


         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this ________ day of ___________________, 1999.


--------------------------------
Address                                     Printed Name of Subscriber
--------------------------------
                                            By:
Telecopier No. _________________            (Signature of Authorized Person)
                                            ------------------------------------
________________________________            Printed Name and Title
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

TTR TECHNOLOGIES, INC.

By:

Title:
Date:   ___________________, 1999

         ANNEX I           FORM OF DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         OPINION OF COUNSEL

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI          FORM OF WARRANT

                                   EXHIBIT 1

          Shares Permitted to Be Included in Registratation Statement


            _____________ Shares of ___________ Owned/Description of


Shareholder Name                   Common Stock         Right to Acquire
----------------                   ------------         ----------------
Wall & Broad Equities ("Finder")    1,200,000      Warrants Issued May __, 1999,
                                                   exercisable  at  $0.01/share,
                                                   with piggy back registration
                                                   rights


                        Exhibit 1 continued on next page
                        --------------------------------